UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 30, 2015
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices)(Zip Code)

(484) 583-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in a Current Report on Form 8-K filed October 5, 2015, Christine A. Janofsky will assume the role of Senior Vice President and Chief Accounting Officer for Lincoln National Corporation (the "Company" or "LNC"), upon the retirement of Douglas N. Miller.  The Company is filing this amended Current Report on Form 8-K/A to disclose the material compensation arrangements with respect to Ms. Janofsky.

Upon her assumption of the new role, Ms. Janofsky will be eligible for target awards of: (1) 70% of her base salary under the Company's annual incentive program ("AIP"); and (ii) 90% of her base salary under the Company's long-term incentive program ("LTIP").  The AIP and LTIP were both established under our shareholder-approved 2014 LNC Incentive Compensation Plan.  The Compensation Committee (the "Committee") of the LNC Board of Directors established the performance measures and target performance goals for the 2016 AIP and LTIP at its regular meeting on February 24, 2016.

The Committee also approved contingent awards of 8,164 stock options, 2,168 restricted stock units and 2,891 performance shares at target for Ms. Janofsky at that meeting, which are contingent upon her assuming the role of Senior Vice President and Chief Accounting Officer.  Any awards under the 2016 AIP and LTIP will be paid out after the end of the applicable performance period only upon the Committee's determination that threshold performance has been achieved for the performance measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION
By /s/ Randal J. Freitag
Name: Randal J. Freitag
Title: Executive Vice President and
Chief Financial Officer

Date:  March 1, 2016